UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 5, 2018 (September 4, 2018)
Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)
(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
(c) Appointment of a New Officer
On September 5, 2018, the Company announced the appointment of Kerry D. Massey as Executive Vice President and Chief Financial Officer. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Mr. Massey, age 50, will join the Company effective September 10, 2018. Prior to joining the Company, Mr. Massey served as Vice President and Corporate Controller of Compassus for the past six years. Mr. Massey also spent seven years collectively at M*Modal and its predecessors, where he served as Director of Accounting and SEC Reporting and was ultimately promoted to Vice President and Corporate Controller. Mr. Massey served for seven years at M*Modal. M*Modal facilitates physician-patient relationships through cloud-based clinical documentation solutions to connect workflows for efficient and accurate medical speech recognition, medical transcription, CDI, and coding.
In connection with the appointment of Mr. Massey, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Massey effective September 4, 2018. The Employment Agreement provides Mr. Massey with an initial base salary of $275,000. The Employment Agreement has term through March 31, 2019 and is automatically extended for additional one (1) year periods, unless either party gives notice thirty (30) days in advance.
The Employment Agreement may be terminated by the Company without cause at any time and by Mr. Massey as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination at any time after March 4, 2019 by the Company without cause, at the election of Mr. Massey upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Massey is entitled to receive a lump sum severance payment in an amount equal to 100% of his annual base salary. In addition, the benefits and perquisites as in effect at the date of termination of employment will be continued for twelve (12) months. In the event the Agreement is terminated earlier by the Company for cause (as defined therein), or by Mr. Massey other than upon a constructive discharge or a change in control, Mr. Massey will not be entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of Mr. Massey upon a constructive discharge or upon a change in control, Mr. Massey is prohibited from competing with the Company for 12 months.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number        Exhibit
10.1Kerry D. Massey Employment Agreement

99.1Press release dated September 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By: /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Executive Officer

Date:    September 5, 2018